Exhibit 21
LIST OF SUBSIDIARIES OF INTERNATIONAL FLAVORS & FRAGRANCES INC.
Below is a list of the subsidiaries of the Company. Each subsidiary does business under the name identified below. All of the voting stock of each subsidiary is owned, either directly or indirectly, by the Company, except where noted and except, in certain instances for directors’ qualifying shares.

NAME OF SUBSIDIARY	INCORPORATED IN
International Flavors & Fragrances I.F.F. (Nederland) B.V.	The Netherlands
Aromatics Holdings Limited	Ireland
IFF-Benicarlo, S.A.	Spain
International Flavours & Fragrances (China) Ltd.	China
Irish Flavours and Fragrances Limited	Ireland
International Flavours & Fragrances I.F.F. (Great Britain) Ltd.	England
International Flavors & Fragrances I.F.F. (Italia) S.r.l.	Italy
International Flavors & Fragrances I.F.F. (Deutschland) G.m.b.H.	Germany
International Flavors & Fragrances I.F.F. (Switzerland) A.G.	Switzerland
International Flavors & Fragrances I.F.F. (France) SAS	France
International Flavors & Fragrances (Hong Kong) Ltd.	Hong Kong
International Flavors & Fragrances (Japan) Ltd.	Japan
International Flavors & Fragrances S.A.C.I.	Argentina
I.F.F. Essencias e Fragrancias Ltda.	Brazil
International Flavours & Fragrances (Australia) Pty. Ltd.	Australia
P.T. Essence Indonesia	Indonesia
International Flavors & Fragrances (Mexico) S.A. de C.V.	Mexico
IFF Mexico Manufactura, S.A. de C.V.	Mexico
International Flavors & Fragrances I.F.F. (Espana) S.A.	Spain
International Flavors & Fragrances (Poland) Sp.z.o.o.	Poland
International Flavors & Fragrances (Hangzhou) Co. Ltd (1)	China
International Flavors & Fragrances (Zhejiang) Co., Ltd.	China

International Flavors & Fragrances I.F.F. (S.A.) (Pty) Ltd.	South Africa
International Flavors & Fragrances I.F.F. (Canada) Ltd.	Canada
Alva Insurance Ltd.	Bermuda
van Ameringen-Haebler, Inc.	New York
International Flavors & Fragrances (Caribe) Inc.	Delaware
Sabores y Fragrancias S.A.	Colombia
IFF Sabores y Fragrancias de Chile Ltda.	Chile
IFF Aroma Esans Sanayi Ve Ticaret A.S. (2)	Turkey
International Flavors & Fragrances I.F.F. (Israel) Ltd.	Israel
Misr Co. for Aromatic Products (MARP) S.A.E.	Egypt
International Flavors & Fragrances I.F.F. (Portugal) Lds.	Portugal
International Flavors & Fragrances (Zimbabwe) (Private) Ltd.	Zimbabwe
International Flavours & Fragrances (Mauritius) Ltd.	Mauritius
International Flavors & Fragrances (Philippines) Inc.	Philippines
International Flavors & Fragrances (Asia Pacific) Pte. Ltd.	Singapore
International Flavours & Fragrances (Thailand) Ltd.	Thailand
International Flavors & Fragrances (Korea) Inc.	Korea
Laboratoire Monique Remy SAS	France
International Flavors & Fragrances (Nederland) Holding B.V.	The Netherlands
International Flavors & Fragrances Ardenne S.a.r.l.	Luxembourg
International Flavors & Fragrances (Luxembourg) S.a.r.l.	Luxembourg
International Flavors & Fragrances (Luxembourg) Holding S.a.r.l.	Luxembourg
International Flavours & Fragrances (GB) Holdings Limited	England
IFF International Inc.	New York
IFF Financial Services	Ireland
International Flavors & Fragrances Global Holding S.a.r.l.	Luxembourg
IFF Capital Services	Ireland

IFF (Gibraltar) Limited	Gibraltar
IFF Australia Holdings Pty Limited	Australia
IFF Chemical Holdings Inc.	Delaware
IFF (Gibraltar) Holdings	Gibraltar
IFF Mexico Holdings LLC	Delaware
IFF Latin American Holdings (España) SL	Spain
IFF Augusta Limited	England
Fragrance Ingredients Holdings Inc.	Delaware
Bush Boake Allen Inc.	Virginia
Bush Boake Allen (Chile) S.A.	Chile
Bush Boake Allen Industria E Commercial do Brasil Limitada	Brazil
Bush Boake Allen Controladora S.A. de C.V.	Mexico
Bush Boake Allen (Nominees) Limited	England
Bush Boake Allen Holdings (U.K.) Limited	England
Bush Boake Allen Pension Investments Limited	England
Bush Boake Allen (Pension Trustees) Limited	England
Bush Boake Allen Limited	England
Bush Boake Allen Australia Pty Ltd.	Australia
A. Boake, Roberts And Company (Holding), Limited	England
Bush Boake Allen (New Zealand) Limited	New Zealand
International Flavours & Fragrances (New Zealand) Limited	New Zealand
International Flavors & Fragrances Singapore Pte. Ltd.	Singapore
Bush Boake Allen Denmark ApS.	Denmark
Bush Boake Allen France	France
Bush Boake Allen Zimbabwe (Private) Limited	Zimbabwe
International Flavours & Fragrances (India) Limited (3)	India
Hindustan Flavours and Fragrances (International) Limited (4)	India

Bush Boake Allen (Jamaica) Limited (5)	Jamaica
Bush Boake Allen Benelux B.V.	The Netherlands
International Flavors & Fragrances I.F.F. (Norden) AB	Sweden
Bush Boake Allen Pakistan (Private) Limited (6)	Pakistan
Asian Investments, Inc.	Delaware
Fragrance Holdings Private Limited	India
Essence Scientific Research Private Limited	India
Jamaica Extracts Limited (7)	Jamaica
Bush Boake Allen Barbados Inc.	Barbados
Bush Boake Allen Enterprises Ltd.	England
International Flavours & Fragrances (CIL) Limited	England
International Flavors & Fragrances I.F.F. (Middle East) FZE	Dubai (UAE)

1.	90% of the voting stock of International Flavors & Fragrances (Hangzhou) Co. Ltd., is owned, directly or indirectly, by the Company.

2.	97.05% of the voting stock of IFF Aroma Esans Sanayi Ve Ticaret A.S. is owned, directly or indirectly by the Company.

3.	93.36% of the voting stock of International Flavours & Fragrances (India) Limited is owned, directly or indirectly, by the Company.

4.	93.36% of the voting stock of Hindustan Flavours and Fragrances (International) Limited is owned, directly or indirectly, by the Company.

5.	70% of the voting stock of Bush Boake Allen (Jamaica) Limited is owned, directly or indirectly, by the Company.

6.	50% of the voting stock of Bush Boake Allen Pakistan (Private) Limited is owned, directly or indirectly, by the Company.

7.	58% of the voting stock of Jamaica Extracts Limited is owned, directly or indirectly, by the Company.